Exhibit (h)(2)

EXECUTION COPY

AMENDMENT

TO

ADMINISTRATIVE AND TRANSFER AGENCY AGREEMENT

THIS AMENDMENT TO ADMINISTRATIVE AND TRANSFER AGENCY AGREEMENT (this “Amendment”) is made on November __, 2023 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (“Accounting Agent”), and TCW ETF TRUST (formerly, Engine No. 1 ETF Trust), a Delaware statutory trust (the “Trust”), on behalf of each portfolio listed on Appendix A to the Agreement (each, a “Portfolio”).

WHEREAS, the Administrator and the Trust entered into an Administrative and Transfer Agency Agreement, dated as of April 20, 2021 (as amended, modified and/or supplemented to date, the “Agreement;” all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement); and

WHEREAS, on July 21, 2023, Engine No. 1 LLC (“Engine No. 1”) and Fund Management at Engine No. 1 LLC (“Fund Management”) entered into a purchase and sale agreement with The TCW Group, Inc. and TCW Investment Management Company LLC, pursuant to which, among other things, TCW will acquire Fund Management’s business of operating, sponsoring and advising the Trust on behalf of its Portfolios,

WHEREAS, in connection with the completion of the Transaction, the Fund and series thereof were re-named under the TCW brand; and

WHEREAS, in accordance with Section 15 of the Agreement, the Administrator and the Trust desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Administrator and the Trust hereby agree as follows:

1. Any and all references to the name “Engine No. 1 ETF Trust” in the Agreement and all Instructions, documents and instruments delivered by or on behalf of the Trust for itself and/or its Portfolios to the Administrator in support of the Agreement, shall be deleted, and the name “TCW ETF Trust” shall be substituted in place thereof.

2. Appendix A to the Agreement shall be deleted in its entirety and replaced with the attached Appendix A, reflecting the name changes of the Portfolios of the Trust.

3. Conditional upon the Closing, the effective date of the amendments set forth in Section 1 and Section 2 of this Amendment shall be effective as of the close of business on October 13, 2023.

4. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

5. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

EXECUTION COPY

6. This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

7. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Administrative and Transfer Agency Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Elizabeth E. Prickett
Name:	Elizabeth E. Prickett
Title:	Principal
Date:	November 15, 2023

TCW ETF TRUST

on behalf of and for each Fund listed on Appendix A

By:	/s/ Jennifer Grancio
Name:	Jennifer Grancio
Title:	President
Date:	11/13/2023

EXECUTION COPY

APPENDIX A

TO

ADMINISTRATIVE AND TRANSFER AGENCY AGREEMENT

LIST OF PORTFOLIOS

Dated as of October 13, 2023

The following is a list of Portfolios for which Administrator shall serve under the Administrative and Transfer Agency Agreement dated as of April 20, 2021:

TCW Transform 500 ETF

TCW Transform Climate ETF*

TCW Transform Supply Chain ETF

TCW Transform Scarcity ETF

*	Effective November 13, 2023, this name will change to: TCW Transform Systems ETF

A-1